Exhibit 10.16

NATIONWIDE SEVERANCE PAY PLAN

as amended and restated on March 1, 2003

Table of Contents

ARTICLE I – Definitions	1
1.01 – Actively At Work	1
1.02 – Board	1
1.03 – Company	1
1.04 – Disability or Disabled	1
1.05 – Effective Date	1
1.06 – Employee	1
1.07 – ERISA	1
1.08 – FMLA	1
1.09 – Job Elimination	1
1.10 – Incumbent Employee	2
1.11 – Involuntary Termination	2
1.12 – Most Recent Date of Hire	2
1.13 – Non-Participating Employer	2
1.14 – Participant	2
1.15 – Participating Employer	3
1.16 – Pay	3
1.17 – Plan	3
1.18 – Plan Administrator	3
1.19 – Plan Sponsor	3
1.20 – Plan Year	3
1.21 – Severance Pay	3
1.22 – Severance Payment and Release Agreement	3
1.23 – Successor Employer	4
1.24 – Suitable Replacement Employment	4
1.25 – Years of Service	5
ARTICLE II – Eligibility	6
2.01 – Eligibility for Participation	6
2.02 – Eligibility for Severance Pay	6
ARTICLE III – Amount of Severance Pay	7
3.01 – Determination of Severance Pay	7
3.02 – Payment of Severance Pay	7
ARTICLE IV – Claims	8
ARTICLE V – Appeals	9
ARTICLE VI – Administration	10
6.01 – Appointment of the Plan Administrator	10
6.02 – Conduct of Plan Administrator Business	10
6.03 – Records and Reports of the Plan Administrator	10
6.04 – Administrative Powers and Duties	10
6.05 – Fiduciary Duties	11

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6.06 – Allocation or Delegation of Duties and Responsibilities	11
6.07 – Procedure for the Allocation or Delegation of Fiduciary Duties	11
6.08 – Compensation and Indemnification	12
Article VII – Miscellaneous Provisions	13
7.01 – Funding of the Plan	13
7.02 – Future of the Plan	13
7.03 – Exclusive Benefit of Employees	13
7.04 – Legally Enforceable	13
7.05 – Gender and Number	13
ARTICLE VIII – Benefit Acceptions	14
8.01 – Carryover Provisions	14
8.02 – Provident Severance Pay Benefit	14

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ARTICLE I – Definitions

1.01 – Actively At Work

“Actively at Work” means the Employee is physically present at the location where he is to perform assigned job duties.

1.02 – Board

“Board” means the Board of Directors of a Participating Employer.

1.03 – Company

“Company” means, as of January 1, 2003, the Nationwide Mutual Insurance Company; the Nationwide Mutual Fire Insurance Company; Farmland Mutual Insurance Company; or any subsidiary of such companies.

1.04 – Disability or Disabled

“Disability” or “Disabled” means “Disability or Disabled” as defined in the Nationwide Health Care Plan.

1.05 – Effective Date

“Effective Date” for purposes of this restatement of the Plan shall mean October 1, 1998, for any Participating Employer who adopts the Plan for its Employees as of such Effective Date. For all other Participating Employers, Effective Date shall mean the date specified by the Participating Employer’s Board in its resolution adopting the Plan.

1.06 – Employee

“Employee” means a person employed by a Participating Employer on a salaried basis as a common law employee, excluding any such person who is participating in any new agents’ development plan maintained and operated by any Participating Employer (called NADP- NBAP-FADP agent).

1.07 – ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.08 – FMLA

“FMLA” means the Family Medical Leave Act of 1993.

1.09 – Job Elimination

“Job Elimination” means that the Incumbent Employee’s current position with the Participating Employer is eliminated due to workforce reduction, office closure or organizational change and no Suitable Replacement Employment is offered. Job Elimination includes any job eliminated due to consolidation, termination or sale of operations, or a reduction in work force. Job Elimination occurs on the latter of the day an Incumbent Employee’s position is eliminated or the last day of employment with a Participating Employer by the Incumbent Employee.

1.10 – Incumbent Employee

“Incumbent Employee” means an Employee who meets one of the following:

1.	is Actively at Work,

2.	who is not Actively at Work due to his own FMLA protected illness but who has not exhausted his job protection rights under FMLA, or

3.

who does not have a year of service who is not Actively at Work due to his own illness but who has not exhausted his job protection rights under the Nationwide Policy Guide provisions (currently, 5 weeks).

1.11 – Involuntary Termination

“Involuntary Termination” means the termination of the employment relationship between an Employee and the Participating Employers solely as a result of an action taken by one or more of the Participating Employers. An Involuntary Termination occurs only if the employment relationship is terminated on the date chosen by the Participating Employer(s). If the Employee resigns before such date (irrespective of whether a notice of termination of the Employee’s employment has been received), the termination will be deemed to be voluntary. If termination of employment occurs coincident with a Disabled Employee’s release to return to work, such termination will be considered an Involuntary Termination. If the termination of employment, however, is the result of the expiration of the maximum period of employment status while Disabled (currently, 36 months), such termination will not be considered an Involuntary Termination.

1.12 – Most Recent Date of Hire

“Most Recent Date of Hire” means the most recent date on which an individual commenced or recommenced employment with a Participating or Non-Participating Employer. The Most Recent Date of Hire for any individual employed by ALLIED Group, Inc. or ALLIED Life Insurance Company on September 30, 1998, who has been continuously employed by a Participating Employer since that date, will be such individual’s most recent date of hire by ALLIED Group, Inc. or ALLIED Life Insurance Company.

1.13 – Non-Participating Employer

“Non-Participating Employer” means any Company that is not a Participating Employer.

1.14 – Participant

“Participant” means any Employee who has terminated employment by reason of Job Elimination and who is eligible to receive severance pay.

1.15 – Participating Employer

“Participating Employer” means any Company whose Board of Directors has duly adopted this Plan for its Employees.

1.16 – Pay

“Pay” means a weekly amount equal to the Employee’s weekly salary as shown on the Human Resources Information System on the date the Employee’s employment relationship ends due to an Involuntary Termination. If the Human Resources Information System reflects a weekly salary of $0, however, weekly salary for purposes of this plan shall be equal to the Employee’s Covered Compensation (as defined in the Nationwide Retirement Plan) for the calendar year preceding the calendar year in which his termination occurred divided by the number of pay periods in such year for which the Employee received compensation and multiplied by 26; this amount is divided by 52 to determine the weekly amount.

1.17 – Plan

“Plan” means the Nationwide Severance Pay Plan, as set forth in this document or as it may be hereafter amended.

1.18 – Plan Administrator

“Plan Administrator” means the Benefits Administrative Committee, as established and appointed by the Plan Sponsor.

1.19 – Plan Sponsor

“Plan Sponsor” means Nationwide Mutual Insurance Company.

1.20 – Plan Year

“Plan Year” means the calendar year.

1.21 – Severance Pay

“Severance Pay” means the benefit determined in accordance with Article III applicable to an Employee as of a termination date, based upon such Employee’s Pay and Years of Service completed at such termination date.

1.22 – Severance Payment and Release Agreement

“Severance Payment and Release Agreement” means an agreement between the Employee and the Participating Employer that resolves and settles all possible disputes and claims pertaining to or arising from the Employee’s employment and discontinuation of employment from the Participating Employer.

1.23 – Successor Employer

“Successor Employer” means an employer that acquires assets, stock or operations from any of the Participating Employers, either directly or indirectly, and continues the existing operation in whole or in part. An employer that continues any portion of an operation of a Participating Employer immediately following the termination of such operation by the Participating Employer is deemed to be a Successor Employer.

1.24 – Suitable Replacement Employment

(a)	“Suitable Replacement Employment” means, subject to the limits in subsection (b):

(1)	any position accepted by the Employee with a Participating, Non-Participating or Successor Employer;

(2)	any position with a Participating, Non-Participating or Successor Employer which was offered but not accepted by the Employee where the offered/rejected position:

(A)	was similar to the eliminated position in that the responsibilities and duties of such position did not require extensive retraining, and

(B)	such position offered compensation of not less than 80% of the level of pay and benefits provided by the eliminated position; or

(3)	a position as an agent licensed to sell the products of the Company.

(b)

Suitable Replacement Employment does not include any position with a Participating, Non-Participating or Successor Employer that was offered but not accepted by the Employee if the Employee’s new principal place of work would have been:

(1)	at least 50 miles farther from the Employee’s former residence than was the former principal place of work; or

(2)	if the Employee had no former principal place of work, would have been at least 50 miles from the Employee’s former residence.

(c)

An Employee’s principal place of work is the location at which the Employee spends most of his working time and at which he performs services, or, if no one place of work dominates, the location at which business activities are centered (such as the reporting location).

(d)	A position with a Participating or Non-Participating Employer will be deemed to have been accepted upon the earliest to occur of the following:

(1)	commencement of duties in the new position;

(2)	receipt of payment under the transfer expense policy of the Participating or Non-Participating Employer; or

(3)	written acknowledgment of the decision to accept the new position.

1.25 – Years of Service

“Years of Service” means, as to an Employee employed by a Participating Employer, each twelve consecutive month period of continuous employment (or any portion of such a period) commencing from the Employee’s Most Recent Date of Hire, including all types of continuous employment with any Non-Participating Employer. The Employee’s Most Recent Date of Hire shall not be changed, for purposes of this determination, by termination of employment with a Participating or Non-Participating Employer, coincident with commencement of employment with any other such employer.

ARTICLE II – Eligibility

2.01 – Eligibility for Participation

All Employees of Participating Employers are eligible to participate in the Plan.

2.02 – Eligibility for Severance Pay

(a)	Subject to Article VIII, Benefit Exceptions, an Employee of a Participating Employer becomes a Participant eligible for Severance Pay when the following conditions are met:

(1)	the employment relationship with all Participating Employers and Non-Participating Employers ends due solely to an Involuntary Termination due to Job Elimination, and

(2)	the Employee has signed a Severance Payment and Release Agreement.

(b)

In no event shall an Employee be eligible for Severance Pay where the Employee was terminated, in whole or part, for the following reasons, which are illustrative and not exclusive: poor job performance, theft, dishonesty, an offense involving moral turpitude, tardiness, absenteeism, failure to report for work, company rule violation, gross misconduct, insubordination, mutual agreement of the Employee and the Participating Employer, illness, or termination of temporary employment.

ARTICLE III – Amount of Severance Pay

3.01 – Determination of Severance Pay

(a)	Subject to Article VIII, Benefit Exceptions, Severance Pay is provided in accordance with the following schedule:

Years of Service	Weeks of Severance Pay
2 years or less	Pay times 2

3 years	Pay times 3

4 years	Pay times 4

5 years	Pay times 5

6 years	Pay times 6

7 years	Pay times 7

8 years	Pay times 8

9 years	Pay times 9

10 years	Pay times 10

11 years or more	Pay times the number of Years of Service, but not more than 25 Years of Service shall be considered.

(b)	Severance Pay is not reduced by reason of entitlement to any other employer or government-sponsored benefit.

3.02 – Payment of Severance Pay

Severance Pay is paid in a lump sum amount as soon as practical following termination of employment. Severance Pay is paid through the payroll system of the applicable Participating Employer.

ARTICLE IV – Claims

Generally, eligible Employees are identified by the appropriate representative of the Office of Human Resources and are notified of the amount of Severance Pay to which they are entitled. A claim form is not required. Should the appropriate representative not identify an Employee eligible for Severance Pay, that Employee may submit a claim in accordance with Article V.

ARTICLE V – Appeals

(a)

Any Employee or former Employee who does not receive benefits from the Plan to which he feels entitled shall have the right to file a written claim with the Plan Administrator for such benefit. The Employee or former Employee must submit such written claim to the Plan Administrator within 6 months of the event for which he believes entitles him to benefits under this Plan.

(b)

If a claim is denied (in whole or in part), the Employee or former Employee will receive - within 90 days after receipt of a claim (180 days if special circumstances apply) - a written explanation from the Plan Administrator or its designee detailing:

(1)	the specific reasons for the denial,

(2)	specific references to plan provisions to support those reasons,

(3)	the additional information needed to be provided to improve the claim and the reasons why that information is necessary, and

(4)	the procedures available for a further review of the claim.

(c)

Each claimant shall have the right to appeal that denial by submitting a written application to the Plan Administrator within 60 days after the claim has been denied. The claimant or a representative may review the Plan document and submit any written comments in the appeal. A request for review of a claim should be submitted through the Human Resources Department.

(d)

The Plan Administrator will conduct a full and fair review of all claim appeals and notify the claimant of the decision within 60 days (120 if special circumstances apply). That decision will be in writing and will include the specific reasons and the plan references on which the decision was based.

ARTICLE VI – Administration

6.01 – Appointment of the Plan Administrator

The administration of the Plan, as provided herein, including the payment of all benefits to Participants, shall be the responsibility of the Plan Administrator. In addition, the Plan Administrator shall be Named Fiduciary of the Plan. The Plan Administrator is the Benefits Administrative Committee.

6.02 – Conduct of Plan Administrator Business

(a)

The Benefits Administrative Committee shall elect a Chairman and a Secretary who may be, but need not be, members of the Benefits Administrative Committee. It may appoint agents including, but not limited to, the Office of Human Resources and the Payroll Department of the Nationwide Mutual Insurance Company, and a committee, who may be, but need not be, members of the Benefits Administrative Committee, with such powers as it shall determine, and it may authorize one or more of its number, or any agent, or agents, to execute or deliver any instrument or make any payment in its behalf.

(b)

A majority of the members of the Benefits Administrative Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Benefits Administrative Committee shall be by the vote of a majority of the members of the Benefits Administrative Committee present at any meeting or without a meeting by an instrument in writing signed by a majority of the members of the Benefits Administrative Committee.

6.03 – Records and Reports of the Plan Administrator

The Plan Administrator shall keep such written records as it shall deem necessary or proper, and such records shall be open to inspection by the Company. The Plan Administrator shall prepare and submit to the Participating Employers an annual report that shall include such information as the Plan Administrator deems necessary or advisable.

6.04 – Administrative Powers and Duties

The Plan Administrator shall have the power to take all actions required to carry out the provisions of the Plan and shall further have the following powers and duties, which shall be exercised in a manner consistent with the provisions of the Plan:

(a)

exercise discretion and authority to construe and interpret the provisions of the Plan, to determine eligibility to participate in the Plan, and to make rules and regulations under the Plan to the extent deemed advisable by the Chairperson, Secretary, other Committee Members and Subcommittees;

(b)	decide all questions as to the rights of Participants under the Plan;

(c)	file or cause to be filed all such annual reports, returns, schedules, descriptions, financial statements and other statements as may be required by any federal or state statute, agency, or authority;

(d)	obtain from the Participating Employer and Employees such information as shall be necessary to the proper administration of the Plan;

(e)	determine the amount, manner, and time of payment of benefits hereunder;

(f)	notify the Employees, in writing, of any amendment or termination of the Plan, or of a change in any benefits available under the Plan;

(g)	prescribe such actions as may be required for Employees to make elections under this Plan; and

(h)	do such other acts as it deems reasonably required to administer the Plan in accordance with its provisions, or as may be provided for or required by law.

6.05 - Fiduciary Duties

The Plan Administrator and any other fiduciary, within the meaning of ERISA, shall discharge their duties solely in the interest of Participants and:

(a)	for the exclusive purpose of providing benefits to Participants and defraying reasonable expenses of administering the Plan;

(b)

with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c)	in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of ERISA.

6.06 – Allocation or Delegation of Duties and Responsibilities

In furtherance of their duties and responsibilities under the Plan, the Plan Administrator may, subject always to the requirements of Section 6.5 and except as may be prohibited by law,

(a)	employ agents to carry out non-fiduciary responsibilities;

(b)	employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3));

(c)	consult with counsel, who may be counsel to the Participating Employers; and

(d)	provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3)).

6.07 – Procedure for the Allocation or Delegation of Fiduciary Duties

Any action described in subsections (b) or (d) of Section 6.6 may be taken by the Plan Administrator only in accordance with the following procedures:

(a)	such action shall be taken by a majority of the Benefits Administrative Committee in a resolution approved by the Benefits Administrative Committee;

(b)

a vote cast by a member of the Benefits Administrative Committee for or against the adoption of such resolution shall be recorded and made a part of the written record of the Plan Administrator’s proceedings; and

(c)

any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities by the Plan Administrator may be modified or rescinded by the Plan Administrator according to the procedure set forth in subsections (a) and (b) of this Section 6.7.

6.08 – Compensation and Indemnification

(a)	No member of the Benefits Administrative Committee shall receive any compensation for his services as such, and no bond or other security need be required of him in such capacity in any jurisdiction.

(b)

The members of the Benefits Administrative Committee and the Participating Employers shall not be liable for any action taken, suffered or omitted by them in good faith or for any action in reliance upon certificates, reports, opinions made or given by any actuary, accountant, or counsel selected by the Benefits Administrative Committee.

(c)

Each member of the Benefits Administrative Committee, and any person appointed as agent of the Benefits Administrative Committee or employed by the Benefits Administrative Committee in accordance with Section 6.6 or Section 6.7, shall be reimbursed and indemnified by the Participating Employers for any loss or expenses incurred by him by reason of any claims for asserted liability, so long as he acts in good faith and is not guilty of willful misconduct, gross negligence, or willful failure to act.

Article VII – Miscellaneous Provisions

7.01 – Funding of the Plan

Severance Pay is funded entirely by the Participating Employers and is paid out of the general assets of the Participating Employers.

7.02 – Right to Amend or Terminate Plan

The Plan is intended to be maintained for an indefinite period of time, however, the Plan Sponsor reserves the right to amend, alter, or terminate the Plan, or any portion thereof, at any time, without the consent of Employees or other participants of the Plan, by an action properly taken, in accordance with state law, by its Boards of Directors. If an Employee has received, before such termination, written notice that his employment by a Participating Employer was to be terminated, Severance Pay will be paid in accordance with the schedule of benefits and other plan provisions in effect on the date of his termination of employment.

7.03 – Exclusive Benefit of Employees

This Plan shall be maintained for the exclusive benefit of Employees.

7.04 – Legally Enforceable

It is intended that Employee’s rights under the Plan are legally enforceable.

7.05 – Gender and Number

Wherever used in this Plan, a pronoun of the masculine gender will include the feminine gender and the singular will include the plural unless the context indicates the contrary.

ARTICLE VIII – Benefit Acceptions

8.01 – Carryover Provisions

The Schedule set forth in Section 3.1 of the Plan shall not apply in the following circumstances:

(a)

If an Employee received, before April 3, 1997, written notice that he had been placed on work probation and such Employee’s employment by a Participating Employer is involuntarily terminated, on or before June 3, 1997, as a result of job performance, such Employee’s severance pay benefit will be the greater of the benefit that would be paid based on the terms of this Plan or the benefit that would have been paid under the plan maintained as of December 31, 1996, by his employer (determined as of the termination of employment), taking into account all terms and conditions of each plan; and

(b)

If an Employee’s employment with a Participating Employer ends due to Job Elimination on or after April 3, 1997, but before December 31, 1997, such Employee will receive a severance pay benefit equal to the greater benefit that would be paid based on the terms of this Plan or the benefit that would have been paid under the plan maintained as of December 31, 1996 by his employer (determined as of the termination of employment), taking into account all terms and conditions of each plan.

8.02 – Provident Severance Pay Benefit

(a)

For the period October 1, 2002 through March 31, 2004, a Provident transition associates becomes a Participant eligible for Severance Pay when the employment relationship with all Participating Employers and Non-Participating Employers ends due to involuntary termination of employment.

(b)	A Provident transition associate who is a Participant eligible for Severance Pay as a result of subsection (a) will be eligible for Severance Pay equal to the greater of:

(1)	The Severance Pay according to the schedule in section 3.1, or

(2)	Three weeks of Pay per year of service, minimum of 3 months of Pay and maximum of 52 weeks of Pay.

(c)

For purposes of this Section, involuntary termination of employment includes “constructive” terminations for failing to accept a position that would reduce compensation or benefits or failing to accept relocation of more than 25 miles other than relocation to or from the Berwyn or Newark offices and excludes any termination, regardless of reason, if such termination is the result, in whole or in part, disciplinary action, violations of company policy or job performance.

(d)

For purposes of this Section, years of service is the service reported through December 31, 2002 upon conversion to the Nationwide Human Resource Information System, ignoring any breaks in service, and stated in whole and partial years.

(e)	For purposes of this Section, a Provident transition associates means any employee who was employed by Provident Mutual Life Insurance Company on September 30, 2002 and who was employed by Nationwide Life Insurance Company of America on October 1, 2002.

IN WITNESS WHEREOF, the parties have, through their duly authorized officers, executed this document                     , 2003.

NATIONWIDE MUTUAL INSURANCE COMPANY
NATIONWIDE MUTUAL FIRE INSURANCE COMPANY
NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE GENERAL INSURANCE COMPANY
NATIONWIDE PROPERTY AND CASUALTY INSURANCE COMPANY
NATIONWIDE CORPORATION
NATIONWIDE ASSURANCE COMPANY
SCOTTSDALE INSURANCE COMPANY
GATES, MCDONALD & COMPANY
GATES, MCDONALD & COMPANY OF NEW YORK, INC.
GATES, MCDONALD & COMPANY OF NEVADA
NATIONWIDE FINANCIAL INSTITUTION DISTRIBUTORS AGENCY, INC.
NATIONWIDE REALTY INVESTORS, LTD.
NATIONAL CASUALTY COMPANY
NATIONWIDE HEALTH PLANS, INC.
GATESMCDONALD HEALTH PLUS, INC.
NATIONAL DEFERRED COMPENSATION, INC.
FARMLAND MUTUAL INSURANCE COMPANY
COOPERATIVE SERVICE COMPANY
NATIONWIDE RETIREMENT SOLUTIONS, INC.
NATIONWIDE RETIREMENT SOLUTIONS, INC. OF OHIO
VILLANOVA CAPITAL, INC.
VILLANOVA SA CAPITAL TRUST
NATIONWIDE ADVISORY SERVICES, INC.

By:

INSURANCE INTERMEDIARIES, INC.

By:

GARTMORE – MORLEY FINANCIAL SERVICES, INC.

By: